                                                                   EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is entered into as of August 15, 1996 and shall be effective as of the Closing Date (as defined in the Asset Purchase Agreement described below) by and between BrightView Communications Group, Inc., a Delaware corporation ("Employer"), and Robert E. Petersen ("Employee").
                       --------                             --------



                                  WITNESSETH:

     WHEREAS, Employee is the founder and Chairman of the Board of Petersen Publishing Company, a California corporation (the "Company"), which has been
                                                   -------
engaged in the publishing business since 1948;

     WHEREAS, pursuant to an Asset Purchase Agreement, dated as of August 15, 1996, between Employer and the Company (the "Asset Purchase Agreement"),
                                             ------------------------
Employer has acquired and assumed substantially all of the Company's assets and liabilities relating to the publishing business;

     WHEREAS, the Board of Directors of Employer (the "Board") has determined
                                                       -----
that because of Employee's substantial experience and business relationships in connection with the publishing business and Employee's familiarity with the clientele served by Employer, it is in Employer's best interest and that of its stockholders to secure services of Employee, to secure certain additional commitments from Employee and to provide Employee with certain additional benefits; and

     WHEREAS, Employer and Employee desire to set forth in this Agreement the terms and conditions of Employee's employment with Employer.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree, effective as of the Closing Date under the Asset Purchase Agreement, as follows:

     1.  Term.  Employer agrees to employ Employee and Employee agrees to serve
         ----
Employer, in accordance with the terms of this Agreement, for a term of five (5) years, commencing on the Closing Date (as defined in the Asset Purchase Agreement), unless this Agreement is earlier terminated in accordance with the provisions which follow.

     2.  Specific Position; Duties and Responsibilities. Employer and Employee
         ----------------------------------------------
agree that, subject to the provisions of this Agreement, Employer will employ Employee and Employee will serve Employer as Chairman Emeritus for the duration of this Agreement. Employee shall have such corporate power and authority as shall reasonably be required to enable the discharge of the duties of his office.

     For the term of this Agreement, Employee shall report only to the Chairman of the Board of Employer.

     Employee's duties shall not, unless otherwise consented to by Employee, exceed the following:

     i. as requested by the Chairman of the Board of Employer, advising such Chairman concerning the conduct of the publishing business previously conducted by the Company (the "Business");
                     --------

     ii. as requested by the Chairman of the Board of Employer, acting as a public spokesperson and representative of Employer at public functions relating to the Business;

     iii. introducing other key executives of Employer to clientele of the Business known to Employee; and

     iv. as requested by the Chairman of the Board of Employer, participating in significant meetings of the key executives of Employer concerning the strategy to be adopted by the Business, marketing and sales objectives and plans, important personnel decisions and similar activities that are material to the conduct of the Businesses by Employer's top management.

     Employer acknowledges that Employee is not required to devote his full-time business efforts to Employer.

     As a result, and notwithstanding anything to the contrary in this Agreement, Employee shall not be required to devote more than 40 hours of service to Employer in any month; provided that for each year during the term of this Agreement, Employee, upon delivering notice to Employer, shall be entitled to designate two periods of up to three weeks each during which Employee shall not be required to provide any services under this Agreement.

     Employee shall be required to conduct his duties only at reasonable business hours and shall be required to attend meetings, events or other gatherings only after receiving reasonable advance notice thereof (which shall be received not less than seven business days prior to the date of such meeting, event or gathering). Employer acknowledges that Employee maintains an active business and social calendar, and that it shall not be able to require Employee to reschedule prior commitments in order to conduct duties required hereunder.

     3.  Total Compensation and Business Expenses.
         ----------------------------------------

     a.  Total Compensation.
         ------------------

     During the term of this Agreement, Employer agrees to pay Employee total compensation at the rate of $200,000 per year (the "Total Compensation").
                                                    ------------------
Employee may, at his sole discretion, allocate the Total Compensation towards
(i) his own salary, (ii) the salary and benefits of any assistant(s) hired by Employer for exclusive use by Employee, or (iii) expenses incurred in connection with his duties not specifically related to an event or meeting which Employer requested Employee to attend or host. In the event that Employer requests Employee to attend or host any meeting, event, or other occasion, Employer shall reimburse Employee for reasonable expenses incurred by Employee in connection therewith upon the same terms as it reimburses expenses of its most senior executives, including travel at first class air fare rates. If Employee uses services or facilities not available for reimbursement to such executives under Employer's policies, he shall nevertheless be reimbursed at the rate for the most comparable service or facility that is reimbursable under Employer's policies. The Employer must request (and Employee shall then have the option to attend or host) that Employee attend or host the meetings, events and occasions set forth on Schedule 3(a) attached hereto. In the event of the death of the Employee prior to the expiration of the term of this Agreement, Employer shall continue to pay each assistant, described in clause (ii) above, a salary, at a level equivalent to the salary each assistant was receiving immediately prior to Employee's death, for a period of six (6) months following Employee's death.

     b.  Additional Benefits.
         -------------------

     Employee shall also be entitled to the following additional benefits (collectively, the "Additional Benefits"):
                    -------------------

     i. During the life of Employee and the life of his spouse, Employer shall maintain for the benefit of Employee and his spouse, life, medical, dental, disability and insurance plans and policies having coverage that is equal to or better than the coverage provided by the plans and policies that the Company provided to Employee and his spouse immediately prior to the Closing Date contemplated by the Asset Purchase Agreement; provided, however, that if such coverage becomes unobtainable at a cost comparable to that incurred by the Company to maintain such coverage prior to the Closing Date (as defined in the Asset Purchase Agreement), Employer shall provide coverage as nearly comparable as practicable for the same cost as most recently incurred for the coverage not obtainable.

     ii. During the term of this Agreement, Employee, at Employer's expense, shall be permitted to use, on a personal basis, all stadium and arena luxury boxes and suites maintained by the Company as of the date hereof which Employer elects, at Employer's sole discretion, to maintain during the term of this Agreement. Prior to the beginning of each season (or the calendar year, if the boxes or suites are not received on a seasonal basis), Employer shall offer to Employee the opportunity to reserve the boxes or suites for use on dates (or for events) to be identified by Employee (and Employee shall specify the number of seats to be reserved for each such date or event). Employee shall not be entitled to reserve boxes or suites for more than 25% of the available dates or events. In addition, to the extent that such boxes and suites are not otherwise being used by Employer, Employer will notify Employee as and when any such boxes or suites, or any part thereof, are available for use by Employee, and upon receipt of such notification (which may be by telephone) Employee will promptly indicate whether Employee will use all or any portion of such available boxes and suites. In addition, prior to any transfer, sale or relinquishment of any right or interest in any such boxes or suites (or the right to future leases or use thereof) after the term of this Agreement, Employer shall first offer to transfer its rights in or to any box or suite (or such right to future lease or use) to Employee to the extent permitted by the contract governing Employer's use of such box or suite, at a price equal to Employer's cost.

     c.   Perquisites.
          -----------

     In addition to the salary and benefits contemplated above, Employee shall also be entitled to the following perquisites of his office:

     i. Employee shall be entitled to paid vacation in accordance with Employer's policies that are applicable to full-time executive employees of Employer.

     ii. Employee shall be entitled, at Employee's request, to attend any conventions, congresses, events or similar public gatherings of business people in the publishing industry or in a trade covered by a publication of the Business, as a representative of Employer.

     iii. Employer shall provide Employee with at least the office specified in
Section 7(d) as his place of employment with no alteration or diminishment of the fixtures and furniture therein, nor of the telephone, facsimile or data transmission and receipt capabilities thereof so long as Employer leases such space.

     4.   Termination.  The employment of Employee by Employer, shall be
          -----------
terminated prior to expiration of the term of this Agreement only (i) upon delivery of written notice by Employee to Employer, which notice Employee may deliver in his sole discretion, (ii) subject to compliance with Section 4(c), upon delivery of written notice by Employer to Employee, which notice shall specify whether termination is for cause pursuant to Section 4(b) or otherwise, and which notice Employer may deliver in its sole discretion, or (iii) as provided in this Section 4:

     a.  Disability.
         ----------

     In the event that Employee shall fail, because of illness, incapacity or injury which is determined to be total and permanent by a physician mutually acceptable to Employer and Employee, to render services required hereunder for one hundred twenty consecutive calendar days, Employee's employment hereunder may be terminated by written notice of termination from Employer to Employee. Thereafter, Employer shall continue, until (i) Employee dies, (ii) Employee recovers from such disability and returns to service or (iii) 365 days after such determination, whichever first occurs, to pay Total Compensation to Employee at a rate and time and in an amount and manner equal to the Total Compensation payable immediately prior to the termination, minus (ii) the amount of any cash payments to Employee under the terms of Employer's disability insurance or its other disability benefits or plans.

     b.  For Cause.
         ---------

     Employee's employment hereunder may be terminated and his rights to receive Total Compensation and (subject to the terms of any plans relating thereto) Additional Benefits hereunder in respect of any period after such termination, shall terminate 30 days after a determination by the Board, acting in good faith based upon actual knowledge at such time, that during the term of this Agreement Employee has been grossly negligent, has engaged in willful misconduct or a breach of fiduciary duty, has repeatedly or intentionally failed to perform stated duties in accordance with the terms of this Agreement, has willfully violated any law, rule or regulation or has been convicted of a felony, in each case in a manner that has materially adversely affected the reputation and financial performance of the Businesses.

     Notwithstanding the foregoing, Employee shall not be terminated for cause pursuant to this Section 4(c) unless Employee has received notice of a proposed termination for cause at least 60 days prior to the effective date thereof, has been given the reasonable opportunity to cure any action giving rise to the termination (if such action is susceptible to cure), and has had an opportunity to be heard before the Board acts to terminate Employee.

     c.  Constructive Termination.
         ------------------------

     If Employer takes any of the actions described in the second paragraph of this subsection (c), Employee may terminate his employment because of a Constructive Termination Without Cause (as defined below) at any time after the 10th day after a notice of intent to terminate pursuant to this Section 4(c) has been delivered to the Board, provided such condition (if susceptible to cure) is not so cured prior to the end of that 10th day. Upon such termination, Employee shall be entitled to continue to receive his Total Compensation for the remaining unexpired term of this Agreement, as and when such payments would otherwise be due hereunder.

     For purposes of this Agreement, "Constructive Termination Without Cause" means the occurrence of any of the following events without the express written consent of Employee: (i) relocation from his principal office as described in
Section 6(d) hereof, (ii) any other material breach of this Agreement by Employer, or (iii) the assignment to Employee of a significantly lower position in the organization in terms of his responsibility, authority and status, requiring Employee to perform services not commensurate with Employee's ability, experience and qualifications, in any such case other than as a result of grounds for termination of employment for cause under Section 4(b), for disability under Section 4(a) or because of retirement or the termination of employment by Employee for any other reason.

     d.  Termination Without Cause.  If Employer terminates Employee's
         -------------------------
employment hereunder other than in accordance with Section 4(a) or 4(b), Employee shall be entitled to continue to receive his Total Compensation for the remaining unexpired term of this Agreement, as and when such payments would otherwise be due hereunder.

     5.  Indemnity.  To the fullest extent permitted by applicable law and the
         ---------
bylaws of Employer, as from time to time in effect, Employer shall indemnify Employee and hold Employee harmless for any acts or decisions made in good faith while performing services for Employer, and Employer shall use its best efforts to obtain coverage for Employee under any liability insurance policy or policies now in force or hereafter obtained during the term of this Agreement that cover other officers of Employer. To the same extent, Employer will pay and, subject to any legal limitations, advance all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually incurred by Employee in connection with the defense of any action, suit or proceeding and in connection with any appeal thereon, which has been brought against Employee by reason of Employee's service as an officer or agent of Employer or of a subsidiary of Employer. The rights granted to Employee by this Section 5 shall be in addition to, and not in limitation of, any other rights that Employee may obtain by reason of law or statute, or pursuant to Employer's documents of incorporation or bylaws, or under the terms of any other contracts or agreements.

     6.  Miscellaneous.
         -------------

     a.  Succession; Survival.
         --------------------

     This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns, but without the prior written consent of Employee this Agreement may not be assigned, whether by operation of law or express assumption all obligations of Employer hereunder or otherwise. The obligations and duties of Employee hereunder are personal and otherwise not assignable.

     b.  Waiver.
         ------

     No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

     c.  Choice of Law.
         -------------

     This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, the relationship of the parties or the subject matter hereof shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, to the extent permitted by law.

     d.  Place of Employment.
         -------------------

     During the term of this Agreement, Employee's principal office shall be the same office space (without modification or alteration) that Employee and his personal staff occupy on the 20th floor of the Company's headquarters immediately prior to the date of this Agreement, so long as Employer leases such space.

     e.  Severability.
         ------------

     If this Agreement shall for any reason be or become unenforceable in any material respect by any party, this Agreement shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

     f.  Section Headings.
         ----------------

     Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     g.  Counterparts.
         ------------

     This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

     h.  Other Activities.
         ----------------

     Employee agrees to comply with the requirements of Section 6.11 of the Asset Purchase Agreement on the terms and subject to the conditions and limitations therein. Such Section

6.11, insofar as it relates to Employee's actions is hereby incorporated into this Agreement and made a part hereof.

     Employer agrees that, subject to compliance by Employee with his obligations under Section 6.11 of the Asset Purchase Agreement, Employee may serve as a director or in any other capacity of any business enterprise or governmental entity or trade association, whether or not their activities involve or relate to the business of the Employer, provided in each case that such service does not in any material way prevent Employee from performing his duties hereunder.

     Subject to compliance by Employee with his obligations under Section 6.11 of the Asset Purchase Agreement, Employee may make and manage personal business investments of his choice and serve in any capacity with any civic, educational or charitable organization without seeking or obtaining approval by the Board.

     i.  No Duty to Mitigate.
         -------------------

     Employee shall have no duty to mitigate any damages suffered by Employee in connection with Employer's breach of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    "EMPLOYER"


                                    BrightView Communications Group, Inc.


                                    By _________________________


                                    Its ________________________



                                    "EMPLOYEE"


                                    ____________________________
                                    Robert E. Petersen

                                    625 Mountain Drive
                                    ----------------------------

                                    Beverly Hills, CA  90210
                                    ----------------------------

                                 Schedule 3(a)


1.   The Shot Show

2.   The annual convention of the National Rifle Association

3.   The annual SEMA convention

4.   Any events sponsored by Employer